SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 19, 2007
United Bankshares, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)
(304) 424-8800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On December 19, 2007, United Bankshares, Inc. (“United”) completed a series of transactions to prepay $380.0 million long-term Federal Home Loan Bank (“FHLB”) advances and terminate an interest rate swap associated with one of the advances. At the time of prepayment, the $380.0 million of FHLB advances and the associated interest rate swap had an effective cost of 5.39%. The remaining life of the debt and associated interest rate swap was about 2.4 years. United incurred a before-tax charge of approximately $13.2 million to prepay the debt and terminate the interest rate swap. Management believes this initiative will improve net interest income and net earnings in future periods. Attached as Exhibit 99.1 is a copy of a press release United issued relating to the FHLB debt prepayment and associated interest rate swap termination, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.
99.1	Press Release, dated December 20, 2007, issued by United Bankshares, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: December 20, 2007	By:	/s/ Steven E. Wilson

Steven E. Wilson, Executive Vice President, Treasurer, Secretary and Chief Financial Officer